Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

Jumia Technologies AG

Skalitzer Straße 104

10997 Berlin

Germany

July 22, 2020

Ladies and Gentlemen:

We are acting as German counsel to Jumia Technologies AG, Berlin, (the Company) a stock corporation organized under the laws of the Federal Republic of Germany (Germany), as to matters of German law in connection with the filing of a registration statement on Form F-3 (the Registration Statement) with the Securities and Exchange Commission on July 22, 2020. The purpose of the Registration Statement is to register under the Securities Act of 1933, as amended (the Securities Act), 36,000,000 new ordinary shares with no-par value, which, upon a potential future conversion into American Depositary Shares evidenced by American depositary receipts (the ADSs), will represent 18,000,000 ADSs (the Future Shares) and 29,702,544 existing ordinary shares with no-par value, which, upon a potential future conversion into American Depositary Shares evidenced by ADSs, will represent 14,851,272 ADSs (the Existing Shares), each representing an ownership interest in two ordinary bearer shares of the Company with a notional amount attributable to each ordinary bearer share of € 1.00 per share.

This opinion is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Securities.

In this context, we examined, inter alia, the following documents:

A)	a copy of the current articles of association (Satzung) of the Company dated July 7, 2020 (the Articles of Association);

B)

a copy of an electronic excerpt from the commercial register (Handelsregister) of the local court (Amtsgericht) of Charlottenburg, Germany (the Commercial Register), docket number HRB 203542 B, relating to the Company dated July 22, 2020; and

C)	a copy of the Registration Statement.

In giving this opinion, we have assumed that all documents submitted to us as a copy correspond to the respective original and the authenticity of the originals of such copied documents and that all documents examined by us are within the power of, and have been or will be validly authorized and executed by all parties thereto other than the Company and the genuineness of all signatures on all documents submitted to us. We have further assumed that (1) all authorizations, other than those authorizing the Company with respect to which we have received copies of the resolutions, have been or will be validly issued and that none of these authorizations has been revoked; (2) all documents, including electronic excerpts from the Commercial Register, submitted to us and made as of a specific date, have not been amended, cancelled, or otherwise been altered since that date until the date hereof; (3) all documents submitted to us in purported final draft form have been, or will be, executed in the form submitted; (4) the Company will at all times continue to have sufficient authorized capital; (5) the management board and the supervisory board of the Company will duly pass the relevant resolutions for the issue of the shares in accordance with the Articles of Association and applicable law; (6) any and all measures, steps, resolutions and declarations relating to the calling and holding of a general meeting of the shareholders of the Company will be complied with and all resolutions relating to capital increases will be valid and effective; (7) upon issue of any shares, the Company will receive payment in cash of an issue price in accordance with the resolutions and applicable law; (8) there will be no amendments to the authorized share capital of the Company which would adversely affect the issue of the shares and the conclusions stated in this opinion; (9) the Future Shares will have been (a) issued in the form and manner prescribed by the Articles of Association at the time of issue; and (b) otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws; and (10) (a) the share capital (Stammkapital) of Africa Internet Holding GmbH at the time of its conversion into a German stock corporation correctly represented the number of limited liability interests (Geschäftsanteile) in the company and (b) the reports filed with the commercial register together with the application for the registration of the conversion correctly reflected the value of the relevant contribution. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In this opinion, the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances in which a court may be prepared to pierce or lift the corporate veil) (nicht nachschusspflichtig).

Based upon and subject to the foregoing and the qualifications set out below, we are of the opinion that:

1.

The Existing Shares are validly issued, fully paid-in and non-assessable (nicht nachschusspflichtig) and not subject to any transfer restrictions or rights of preemption (Vorkaufsrecht) under the Articles of Association or applicable provisions of German law except as set forth in the Registration Statement.

2.

Upon subscription and payment for the Future Shares, their issuance in accordance with the German Stock Corporation Act (Aktiengesetz) as well as the relevant decisions of the general meeting of the shareholders of the Company, the management board and the supervisory board of the Company as well as application and registration of a capital increase for the Future Shares with the commercial register of the local court at Berlin, the Future Shares will be validly issued, fully paid-in, non-assessable (nicht nachschusspflichtig) and not subject to any transfer restrictions or rights of preemption (Vorkaufsrecht) under the Articles of Association or applicable provisions of German law except as set forth in the Registration Statement as of the date of such registration.

The foregoing opinions are subject to the following qualifications:

(i)    Pursuant to Sections 57 et seq. and 71a of the German Stock Corporation Act (Aktiengesetz) (AktG), except for dividends or unless explicitly permitted under the AktG, no payments, other distributions, financing arrangements, financial support, or other services of any kind may be made, directly or indirectly, by a stock corporation (Aktiengesellschaft) to current or future shareholders in their capacity as such.

(ii)    We have not verified, do not opine upon, and do not assume any responsibility for the accuracy, completeness, or reasonableness of any statement contained in the Registration Statement (including in documents incorporated into the Registration Statement by reference) or any documents with respect to the shares or the Company.(iii) This opinion speaks as of its date and is confined to, and is given on the basis of, the laws of Germany as they exist at the date hereof; it is governed by the laws of Germany. We do not assume any obligation to update this opinion letter or to inform you of any changes to facts or laws. Please note that such changes may have retrospective or retroactive effect. We are expressing no opinion as to the effect of the laws of any other jurisdiction than the laws of Germany.

(iv)    This opinion letter is addressed to and solely for the benefit of the Company and is not intended to create third party rights pursuant to Section 328 of the German Civil Code (Bürgerliches Gesetzbuch) (Vertrag zugunsten Dritter) or rights for all benefit of third parties (Vertrag mit Schutzwirkung zugunsten Dritter) and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities law.

(v)    This opinion expresses and describes German legal concepts in English and not in their original language and form. Therefore, it cannot be ruled out that due to differences of legal systems some words or phrases may have different connotations than the German words or phrases would have. Where English terms and expressions are used, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent German concepts under German law. Where we have included the relevant German expressions these shall prevail over their English translation.

(vi)    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP

Sullivan & Cromwell LLP